Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

March 16, 2011

RealNetworks, Inc.

2601 Elliott Avenue, Suite 1000

Seattle, Washington 98121

Re:	Registration Statement on Form S-8:

RealNetworks, Inc. 2007 Employee Stock Purchase Plan, as Amended and Restated

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”), in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 2,000,000 shares of your common stock (the “Shares”), reserved for issuance pursuant to the RealNetworks, Inc. 2007 Employee Stock Purchase Plan, as Amended and Restated (the “Plan”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the sale and issuance of such Shares to be issued under the Plan.

Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that the Shares, as or when issued in the manner described in the Registration Statement and in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, are or will be legally issued, fully paid and nonassessable.

We are members of the bar of the State of Washington. We do not express any opinion on any laws other than the laws of the State of Washington, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States of America.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

WILSON SONSINI GOODRICH & ROSATI, Professional Corporation